Exhibit 10.2

ev3 LLC AMENDED AND RESTATED 2003 INCENTIVE PLAN
(as amended through June 12, 2006)

Section 1.                                          PURPOSE.

The Plan is intended as an incentive to improve the performance, encourage the continued employment and increase the proprietary interest of certain members, employees, and advisors of the Company. The Plan is designed to grant such members, employees, and advisors the opportunity to share in the Company’s long-term success through ownership of Units and to afford them the opportunity for additional compensation related to the value of the Units. It is not intended that options granted under this Plan to qualify as “incentive stock options” under Section 422 of the Code.

Section 2.                                          DEFINITIONS.

(a)                                  “Award” means any right granted under the Plan, including any Option, Restricted Unit, or other Unit-based award.

(b)                                 “Board” means the “Board,” as such term is defined in the LLC Agreement.

(c)                                  “Change in Control” means:

(i)                                     the acquisition by any individual, entity or group (other than the Company, Warburg or any employee benefit plan of the Company,) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of securities representing more than 50% of the voting securities of the Company entitled to vote generally in the election of directors, determined on a fully diluted basis (“Company Voting Securities”); provided, however, that such acquisition shall not constitute a Change in Control hereunder if a majority of the holders of the Company Voting Securities immediately prior to such acquisition retain directly or through ownership of one or more holding companies, immediately following such acquisition, a majority of the voting securities entitled to vote generally in the election of directors of the successor entity;

(ii)                                  The date upon which individuals who as of the date hereof constitute a majority of the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board, provided, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board;

(iii)                               Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, the individuals or entities who were the beneficial owners, respectively, of the Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); or

(iv)                              approval by the Company’s stockholders of a complete dissolution or liquidation of the Company.

(d)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(e)                                  “Committee” means the Board or such other committee of at least two persons as the Board may appoint to administer the Plan.

(f)                                    “Company” means ev3 LLC, a Delaware limited liability company.

(g)                                 “Eligible Persons” means any member, employee, or advisor of the Company or its subsidiaries.

(h)                                 “Fair Market Value” means the fair market value per share of Unit, on a fully diluted basis, determined by the Board in good faith.

(i)                                     “IPO” means an initial public offering of the equity of the Company registered under the Securities Act pursuant to an effective registration statement.

(j)                                     “IPO Date” means the effective date of the IPO.

(k)                                  “LLC Agreement” means the Operating Agreement of the Company, dated as of August 29, 2003, as the same may be amended from time to time.

(l)                                     “Option” means an option to purchase Units granted pursuant to the Plan.

(m)                               “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

(n)                                 “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(o)                                 “Plan” means the ev3 LLC 2003 Incentive Plan.

(p)                                 “Restricted Units” means Units issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 7 hereof.

(q)                                 “Restricted Unit Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Unit grant.

(r)                                    “Securities Act” means the Securities Act of 1933, as amended.

(s)                                  “Unit” means a “Common Membership Unit,” as such term is defined in the LLC Agreement.

(t)                                    “Warburg” means Warburg, Pincus Equity Partners, L.P. and its affiliates.

Section 3.                                          ADMINISTRATION.

(a)                                  General. The Plan shall be administered by the Committee.

(b)                                 Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion:

(i)                                     To determine from time to time which of the Eligible Persons shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Award shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Units pursuant to an Award, and the number of Units with respect to which an Award shall be granted to each such person;

(ii)                                  To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration;

(iii)                               To amend the Plan or an Award as provided in Section 17; and

(iv)                              To exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)                                  Committee Determinations. All determinations, interpretations and constructions made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

Section 4.                                          UNITS SUBJECT TO THE PLAN.

(a)                                  Unit Reserve. Subject to Section 11 hereof relating to adjustments, the total number of Units which may be granted pursuant to Awards hereunder shall not exceed, in the aggregate, 12,549,655.

(b)                                 Source. The Units to be granted or optioned under the Plan shall be authorized but unissued Units or previously issued Units reacquired by the Company on the open market or by private purchase.

(c)                                  Reversion of Units. If any Award shall for any reason expire, be forfeited or otherwise terminate, in whole or in part, the Units not acquired under such Award shall revert to and again become available for issuance under the Plan.

Section 5.                                          ELIGIBILITY.

Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

Section 6.                                          OPTIONS.

(a)                                  General. The Committee is authorized to grant, from time to time, one or more Options to any Eligible Person. Options granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate.

(b)                                 Option Agreement. The provisions of Options shall be set forth in an Option Agreement, which agreements need not be identical, and, except as otherwise provided by the Committee in the Option Agreement, each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(i)                                     Term. No Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(ii)                                  Exercise Price. The exercise price per Unit for each Option shall be set by the Committee at the time of grant; provided, however, that the exercise price per unit shall in no event be less than 85% of the Fair Market Value of a Unit on the date of grant.

(iii)                               Payment for Units. Payment for Units acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options (i) in immediately available funds in United States dollars, by certified or bank cashier’s check, (ii) by surrender to the Company of Units which have either (a) have been held by the Participant for at least six-months, or (b) were acquired from a person other than the Company, (iii) by a combination of (i) and (ii), or (iv) by any other means approved by the Committee.

(iv)                              Vesting. Options shall vest and become exercisable in such manner and on such date or dates set forth in the Option Agreement, as may be determined by the Committee; provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Company and all vesting shall cease upon a Participant’s termination of employment or services for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(v)                                 Transferability of Options. Except as otherwise provided below or in the Option Agreement, an Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option; and provided, further, that an Option may be transferred by a Participant to a “family member” (as defined for purposes of Form S-8 under the Securities Act) of such Participant or to a trust exclusively for the benefit of one or more of such family members of such Participant provided such transfer is made as a gift without consideration, and such transfer complies with applicable securities laws.

(vi)                              Early Exercise. The Option may, but need not, include a provision whereby the Participant may elect at any time before the Participant’s employment or service terminates to exercise the Option as to any part or all of the Units subject to the Option prior to the full vesting of the Option. Any unvested Units so purchased shall be subject to a repurchase option in favor of the Company and to any other restriction the Committee determines to be appropriate.

Section 7.                                          RESTRICTED UNITS.

(a)                                  General. The Committee is authorized to grant, from time to time, one or more Restricted Units to any Eligible Person. Restricted Units granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Unit grant shall be evidenced by a Restricted Unit Agreement. Subject to the restrictions set forth in Section 7(b), the Participant shall generally have the rights and privileges of a member as to such Restricted Unit, including the right to vote such Restricted Unit. At the discretion of the Committee, distributions, if any, with respect to the Restricted Units may be either currently paid to the Participant or withheld by the Company for the Participant’s account. Unless otherwise determined by the Committee, distributions so withheld by the Committee shall be subject to forfeiture to the same degree as the shares of Restricted Unit to which they relate. No interest will accrue or be paid on the amount of any distributions withheld.

(b)                                 Restrictions. In addition to any other restrictions set forth in a Participant’s Restricted Unit Agreement and the LLC Agreement, until the expiration of the applicable restricted period set forth in such Restricted Unit Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Units. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Unit Award, such action is appropriate.

(c)                                  Certificates. Certificates for Restricted Units shall be registered in the name of the Participant but shall be appropriately legended and returned to the Company by the Participant, together with a unit power, endorsed in blank by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Restricted Units shall be held in book entry form rather than delivered to the Participant pending the release of the applicable restrictions.

Section 8.                                          OTHER UNIT-BASED AWARDS.

The Committee may grant any other Unit-based Awards to any eligible individual under this Plan that the Committee deems appropriate, including, but not limited to, appreciation rights, phantom Unit awards, the bargain purchase of Units and Unit bonuses. Any such benefits and any related agreements shall contain such terms and conditions as the Committee deems appropriate. Such Awards and agreements need not be identical. With respect to any benefit under which Units are or may in the future be issued for consideration other than prior services, the amount of such consideration shall not be less than the amount required to be received by the Company in order to comply with applicable state law.

Section 9.                                          LLC AGREEMENT

As a condition of (a) exercising an Option, or (b) the grant of any Award other than an Option, if a Participant has not previously executed a copy of the LLC Agreement, such Participant shall be required to execute a copy of the LLC Agreement and to be bound by the terms and conditions contained therein.

Section 10.                                   REPURCHASE OF UNITS.

At any time prior to the IPO Date, upon any termination of a Participant’s employment or service, the Committee may, in its discretion, and on terms it considers appropriate, require a Participant, or the executors or administrators of a Participant’s estate, to sell back to the Company all Units acquired through any Award at a price equal to the Fair Market Value at the time of such repurchase; provided, however, that except due to unforeseen circumstances, the Committee shall not exercise its repurchase right prior to the six-month anniversary of the date of grant, in the case of Restricted Units, or the date of exercise, in the case of an Option.

Section 11.                                   ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

(a)                                  Capitalization Adjustments. The aggregate number of Units which may be granted or purchased pursuant to Awards granted hereunder, the number of Units covered by each outstanding Award, and the price per Unit thereof in each such Award may be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of Units or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Units or in the capital structure of Company by reason of dividends, splits, reverse splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award, (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or (iii) for any other reason which the Committee, in its sole discretion, determines otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment shall be conclusively determined by the Committee.

(b)                                 Change in Control. Notwithstanding subsection (a) above, in the event of Change in Control, the Company shall require the successor entity or parent thereof to assume all outstanding Awards; provided, however, the Committee may, in its discretion and in lieu of requiring such assumption, provide that all outstanding Awards shall terminate as of the consummation of such Change in Control, and (x) accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding Awards to a date at least ten days prior to the date of such Corporate Event and/or (y) provide that holders of Awards will receive a cash payment in respect of cancellation of their Awards based on the amount (if any) by which the per share consideration being paid for the Units in connection with such Change in Control exceeds the applicable exercise price, if any.

(c)                                  Assumption. For purposes of Section 11(b) above, an Award shall be considered assumed, without limitation, if, at the time of issuance of the securities or other consideration upon a Change in Control, each holder of an Award would be entitled to receive upon exercise of the award the same number and kind of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Units covered by the Award at such time; provided, that if such consideration received in the transaction is not solely equity securities of the successor entity, the Committee may, with the consent of the successor entity, provide for the consideration to be received upon exercise of the Award to be solely equity securities of the successor entity equal to the Fair Market Value of the per share consideration received by holders of Units in the Change in Control.

(d)                                 Fractional Shares. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

Section 12.                                   USE OF PROCEEDS.

The proceeds received from the sale of Units pursuant to the Plan shall be used for general purposes.

Section 13.                                   RIGHTS AND PRIVILEGES AS A MEMBER.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of a member of the Company in respect of Units which are subject to Awards hereunder until such shares have been issued to that person.

Section 14.                                   EMPLOYMENT OR SERVICE RIGHTS.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company.

Section 15.                                   COMPLIANCE WITH LAWS.

The obligation of the Company to make payment of Awards in Units or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any Units pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the Units to be offered or sold under the Plan or any Units issued upon exercise of Options. If the Units offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Unit certificates representing such Units in such manner as it deems advisable to ensure the availability of any such exemption.

Section 16.                                   WITHHOLDING OBLIGATIONS.

The Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Units, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Units or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. In addition to the Company’s right to withhold from any compensation paid to the Participant by the Company, a Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Units pursuant to an Award by tendering a cash payment or, in the sole discretion of the Committee, by any of the following means or by a combination of such means:  (i) authorizing the Company to withhold Units from the Units otherwise issuable to the Participant as a result of the exercise or acquisition of Units pursuant to the Award; provided, however, that no Units are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (ii) delivering to the Company owned and unencumbered Units. For purposes of this Section 16, the term “Company” shall be deemed to mean any affiliate that may have a tax withholding obligation due to its relationship with a Participant.

Section 17.                                   AMENDMENT OF THE PLAN OR AWARDS.

(a)                                  Amendment of Plan. The Board at any time, and from time to time, may amend the Plan.

(b)                                 No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant, and (ii) the Participant consents in writing.

(c)                                  Amendment of Awards. The Committee, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

Section 18.                                   TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the effective date, as set forth in Section 19 below. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

Section 19.                                   EFFECTIVE DATE OF THE PLAN.

The Plan is effective as of August 29, 2003.

Section 20.                                   MISCELLANEOUS.

(a)                                  No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the LLC Agreement, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(b)                                 Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(c)                                  Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(d)                                 Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(e)                                  Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

(f)                                    Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

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